================================================================================
    As filed with the Securities and Exchange Commission on November 20, 2000
                               File No. 333-39190

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------
                                   FORM S-3/A

                                 Amendment No.3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 --------------
                        IFS INTERNATIONAL HOLDINGS, INC.

             (Exact name of Registrant as specified in its charter)

         Delaware                                     13-3393646
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     DAVID L. HODGE, Chief Executive Officer

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------
                                   Copies to:

                           MICHAEL D. DIGIOVANNA, ESQ.

                           PARKER DURYEE ROSOFF & HAFT

                                529 Fifth Avenue

                          New York, New York 10017-4608

                                 (212) 599-0500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.
================================================================================

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================== ==================== =================== ======================== ==================
                                                     Proposed Maximum      Proposed Maximum
   Title of Each Class of         Amount to be        Offering Price      Aggregate Offering         Amount of
 Securities to be Registered      Registered            Per Share                Price            Registration Fee
 ------------------------------ -------------------- ------------------- ------------------------ ------------------

common stock, par value
$.001 per share (1)                  1,050,000           $3.43                $3,601,500                  $951

common stock, par value
$.001 per share (2)                  1,000,000           $1.75                $1,750,000                  $464


Total Registration Fee                                                                                  $1,415


1) This part of the registration statement fee was paid with the original filing of this S-3 on June 13, 2000.

2) Pursuant to Rule 416, there are also being registered additional securities as may be issued upon conversion of preferred stock or the exercise of warrants pursuant to anti-dilution provisions contained therein which shares of common stock are registered here under.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                2,050,000 SHARES

                        IFS INTERNATIONAL HOLDINGS, INC.

                                  Common Stock

                                 --------------


        Stockholders of IFS International Holdings, Inc., named under the caption "Selling Stockholders" may offer and sell up to 2,050,000 shares of our common stock.

Investing  in our  common  stock is risky.  See "Risk Factors" on page 4.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "IFSH". The closing bid price of our common stock on November 7, 2000 was $1.75.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November 20, 2000

                                TABLE OF CONTENTS

                                                                           Page

INTRODUCTION..............................................................    2

RISK FACTORS..............................................................    4

RECENT DEVELOPMENTS.......................................................    9

WHERE YOU CAN FIND MORE INFORMATION.......................................   10

FORWARD-LOOKING STATEMENTS................................................   11

USE OF PROCEEDS...........................................................   11

SELLING STOCKHOLDERS......................................................   12

PLAN OF DISTRIBUTION......................................................   13

DESCRIPTION OF SECURITIES.................................................   16

LEGAL MATTERS.............................................................   20

EXPERTS...................................................................   20

                                  INTRODUCTION

General

We are a Delaware corporation, engaged in the business of developing, marketing and supporting software products for electronic funds transfer and retail banking markets. These markets are served through our two wholly-owned subsidiaries, IFS International, Inc., a New York corporation and Network Controls International, Inc., a North Carolina corporation.

An EFT (Electronic Funds Transfer) system of a bank or other financial institution permits the processing of transactions involving credit cards and debit cards (e.g., ATM cards). An EFT System typically consists of one or more of the following facilities in various configurations: automatic teller machines , point of sale terminals, a host computer of the financial institution and regional, national and international networks, such as MasterCard/CIRRUS, NYCE, MAC, EUROPAY or Visa/PLUS. TPII software products primarily route and authorize the processing of transactions through an EFT System.

Our IFS subsidiary derives revenues principally from the licensing of its family of software products which consists of TPII, TP-CMS and PosPay. A substantial portion of such revenues are generated by licensing through or to computer manufacturers, which incorporate TPII, TP-CMS and PosPay software products into a turnkey system installed at a financial institution. For our clients we prepare functional specifications, customize and install our software products and train the financial institution's personnel in the use of the products.

TPII is IFS' family of open architecture software products for payment card ATM/EFTPOS terminal management, payment card authorization, domestic and international transaction switching and management information. The product supports magnetic stripe, Chip and Stored Value Card reloads, and utilizes Oracle's RDBMS technology to meet customers' business requirements.

TPII software is offered in separate modules which perform different functions, including (i) interfacing with ATMs (Automated Teller Machines), POS (Point of
Sale) terminals, a financial institution's host computer and financial networks,
(ii) updating credit and debit card information, (iii) providing stand-in authorization for transactions when the financial institution's host computer is not operating, (iv) computing fees for processed transactions (v) generating reports, and (vi) processing smart card transactions. The TPII software products are typically installed at the financial institution's main processing facility.

TPII software is also capable of managing EFT Systems that involve the "loading" of value on smart cards. A smart card is a plastic card with an electronic chip that acts as a small computer which can enable the holder to "load" a fixed amount of purchasing power or cash equivalent on the card as authorized.

TP-CMS is one of IFS' newest additions to our product portfolio. TP-CMS has been installed at its first location and is being marketed worldwide. The product is an open architecture payment card management solution for credit, debit, electronic purse cards and biometric identification. Incorporating the latest technologies available for information management, TP-CMS enables IFS to provide a complete migration of a bank's payment card systems to state-of-the-art solutions. Presently, there are several financial institutions that have contracted to have TP-CMS implemented by itself and in conjunction with TPII.

PosPay is a fully secure, end-to-end Internet payment solution. IFS, in conjunction with an e-commerce payment gateway company, has developed PosPay, which will be available to clients around the world. PosPay is being developed for use in electronic payments to the banking system via the Internet. PosPay is also being developed to handle high volume e-commerce transactions and also to provide banking standard security via the Internet.

As a result of our acquisition of Global Insight Group, Ltd., we now provide a business consulting division as well as a specialized training division offering both in-house and external training courses to the financial industry.

The Global Insight Group is a supplier of quality business and technical support services to the Card Payment Industry. This includes strategic consultancy, software selection, implementation and development services plus training. The group consists of three divisions, Card Insight, Resource Insight and Training Insight, each with their own specialized service offerings. These can be combined and/or tailored to meet the requirements of a specific project.

NCI provides bank platform automation and networking solutions to large financial institutions worldwide. NCI released its newest product line, NCI Business Centre(TM), in August 1999 with pilot implementations at two US banks. NCI Business Centre(TM) is an all web and browser-based solution that provides a single application and technology to automate business functions across any business channel in a bank, namely CRM, teller, platform sales and service, call center, and Internet banking. Cost of ownership, reusability of business functions across multiple channels, and a single technology for both Intranet and Internet based networks are several of the advantages we believe customers achieve with NCI's innovative application solution, combined with Microsoft Windows DNA-fs technologies. Since this product's initial release, NCI has developed a comprehensive, customer relationship management business channel product, that is scheduled for production availability in November 2000.

We were incorporated in Delaware in September 1986 under the name Wellsway Ventures, Inc. Wellsway subsequently changed its name to IFS International, Inc., and has again recently changed its name to IFS International Holdings, Inc. The Company's principal offices are located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York, 12180 and its telephone number is (518) 283-7900.

                                  RISK FACTORS

Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

We have incurred operating losses and may incur losses in the future.

For the fiscal years ended, April 30, 2000 and April 30, 1999, we had a net income of $36,176 and a net loss of $703,907 respectively. We incurred a net loss of $786,139 for the three months ended July 31, 2000. As of July 31, 2000, we had an accumulated deficit of $5,333,804. There can be no assurance as to our future profitability.

We are dependent on revenues from foreign sources and are subject to the risks of doing business abroad.

We derived approximately 81% and 82% of total revenues for the fiscal years ended April 30, 2000 and 1999, respectively, from the licensing of software products to customers outside the United States. We derived approximately 61% of total revenues for the three months ended July 31, 2000 from the licensing of software products to customers outside the United States. Foreign revenues generally are subject to certain risks, including collection of accounts receivable, compliance with foreign regulatory requirements, variability of foreign economic conditions and changing restrictions imposed by United States export laws. To date, all foreign customers have paid us in United States currency, but if future customers pay in foreign currencies, we would be subject to fluctuations in exchange rates. There can be no assurance that we will be able to continue to manage the risks related to selling our products and services in foreign markets.

We are dependent on the electronic funds transfer, payment cards, internet payment and the bank automation markets.

We derive our revenues from sales to the electronic funds, payment cards, internet payment and the bank automation markets. Therefore, we are susceptible to adverse events in these markets. For example, a decrease in the number of electronic funds transfer transactions by the general public or in spending by financial institutions for software for electronic funds transfer and bank automation and related services could result in a smaller overall market for electronic funds transfer software. These factors, as well as others negatively affecting the electronic funds transfer, payment cards, internet payment and the bank automation markets, could have a material adverse effect on our financial condition and results of operations.

We may be unable to grow and maintain our revenues if we have a need for additional financing in the future, and are not able to obtain required funds.

We believe that anticipated cash flow from operations, recently received proceeds from our sale of preferred shares and the $600,000 line of credit available to us will be sufficient to finance our operating working capital requirements for the foreseeable future. Our estimate is based upon our ability to obtain revenues from licensing agreements through our operating subsidiaries, as currently projected. We may need additional financing if these revenues are not received. Moreover, a portion of TPII software contracts are not paid until acceptance by the customer. As a result, we are required to fund a portion of the costs of these installations from available capital. Any substantial increase in the number of installations or delay in payment could create a need for additional financing. Moreover, we may need additional financing if we underestimate any new development projects or new business. In these events, there can be no assurance that additional financing will be available on terms acceptable to us or at all.

Our common stock price may decline and shareholders' percentage interest may be reduced as a result of the conversion of our outstanding convertible notes, Series 2000 preferred stock and Series B preferred stock.

We have convertible notes outstanding with a remaining principal amount of $825,000 and have recently issued 200,000 shares of Series B convertible preferred stock. $250,000 of the convertible notes and related interest were recently converted into 130,905 shares of our common stock. The conversion of the remaining notes and the Series B preferred stock into common stock may result in substantial dilution and a reduction in the market price of our common stock. The notes may be converted into shares of common stock at a price equal to the lesser of (1) $3.00 per share or (2) 90% of market price as determined in the agreement. Each share of the Series B preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2001 (82% thereafter). Because the number of shares issued under the note and the Series B preferred stock is dependent upon our market price, the lower the market price, the greater the number of shares that may be issued. The conversion of a significant number of convertible notes or Series B preferred shares may depress the price of our common stock. This in turn would result in a lower conversion price and a greater number of shares issued upon a subsequent conversion leading to possible further price declines and the issuance of a significant number of shares of common stock. We have set forth the approximate number of our shares of common stock issuable upon conversion at the average market price of $1.828 on November 6, 2000 in separate tables for each of the notes and Series B preferred stock and at lower market prices, assuming in each case, all of the securities are exercised:

                                Number of Shares issuable
Market Price                    upon conversion of notes

$1.828 (current)                         501,459
$1.371 (25% decline)                     668,612
$0.457(75% decline)                    2,005,835



                      Number of Shares issuable               Number of Shares issuable
                      upon conversion of Series B             upon conversion of Series B
Market Price          preferred stock  through 3/23/2001      preferred stock after 3/23/2001

$ 1.828 (current)                  1,215,658                                1,334,258
$ 1.371 (25% decline)              1,620,877                                1,779,011
$ 0.457 (75% decline)              4,862,631                                5,337,034


The market price of our common stock could decline as a result of the issuance of common shares pursuant to warrants, options and other rights.

As of this date, including our public warrants, there were options and warrants outstanding to purchase an aggregate of 8,305,956 shares of common stock with exercise prices ranging from $1.00 to $15.00 per share. This does not include the obligation to issue shares of our common stock pursuant to convertible promissory notes and convertible preferred stock as described in the preceding risk factor. In addition, we may be obligated to issue a substantial number of shares based on the financial performance of Global Insight Group through fiscal year 2002 pursuant to existing merger agreements. A substantial portion of our warrants, are also subject to anti-dilution provisions, which will result in a substantial issuance of a number of additional shares of common stock. The issuance of all these shares could have an adverse impact upon the market price of our common stock.

Our acquisition strategy involves numerous risks and challenges which may result in dilution and possible losses.

We have expanded and will seek to continue to expand our operations through the acquisition of additional businesses that complement our core skills and have the potential to increase our overall value. Our future growth may depend, in part, upon the continued success of our acquisition strategy. We may not be able to successfully identify and acquire, on favorable terms, compatible businesses.

Acquisitions involve many risks, which could have a material adverse effect on our business, financial condition and results of operations, including: acquired businesses may not achieve anticipated revenues, earnings or cash flow; integration of acquired businesses and technologies may not be successful and we may not realize anticipated economic, operational and other benefits in a timely manner, particularly if we acquire a business in a market in which we have a limited or no current expertise; potential dilutive effect on our stockholders from continued issuance of common stock as consideration for acquisitions; adverse effect on net income of amortization expense related to goodwill and other intangible assets and other acquisition-related charges, and disruption of our existing business, distraction of management and other resources and
difficulty  in  maintaining  our  current  business   standards,   controls  and
procedures.

We are presently involved in litigation and claims which could result in substantial losses and cash payment.

We are involved in defending two claims for amounts in excess of $2,500,000 in the aggregate. We intend to defend these claims vigorously, as management believes that both claims lack merit. If we were to lose these actions the payment of the claims could result in an adverse effect on both our liquidity and our net income.

Our revenues may decline if we do not expand our customer base.

We receive additional revenues from existing customers as a result of providing ongoing maintenance services in support of licensed software. We may also receive additional revenues for enhancements of the software products. We generally will not receive significant license revenues in a subsequent period from these customers. Although we usually generate significant repeat business from our customers, we will still be required to continually attract new customers in order to increase revenues in the future. As a result, we will incur higher marketing expenses generally associated with attracting new customers as compared to marketing expenses associated with attracting additional business from existing customers. Moreover, our inability to generate additional business upon completion of existing contracts would also have a material adverse effect on our financial condition and results of operations.

Our common stock price may fluctuate because we may experience significant fluctuation in quarterly revenues and operating results.

Quarterly revenues and operating results have fluctuated and will continue to fluctuate as a result of a variety of factors. Our IFS subsidiary may experience long delays (i.e., between three to twelve months) before a customer executes a software licensing agreement.

These delays are primarily due to extended periods of software evaluation, contract review and the selection of the computer system. In addition, following execution of the agreement, the preparation of functional specifications, customization and installation of software products and the training by our subsidiary of the financial institution's personnel in the use of the software products take an average of six to twelve months. Accordingly, our revenues may fluctuate dramatically from one quarter to another, making quarterly comparisons extremely difficult and not necessarily indicative of any trend or pattern for the year as a whole. Additional factors effecting quarterly results include the timing of revenue recognition of advance payments of license fees, the timing of the hiring or loss of personnel, capital expenditures, operating expenses and other costs relating to the expansion of operations, general economic conditions and acceptance and use of electronic funds transfer.

We may not be able to compete against our competitors, many of whom have greater resources.

The development and marketing of software for financial institutions is highly competitive. Many of our competitors have greater financial resources than we do. In addition, many of the larger financial institutions have developed their own systems internally. However, we believe our current products will continue to be competitive based on cost and technology. TPII software products face strong competition from proprietary (legacy) and UNIX-based software. In the smart card market, other financial institutions and companies, some of which have greater resources than us, have developed or are developing their own smart card technology. We are unable to predict which technology, if any, will become the industry standard.

NCI has limited direct competition with most of its legacy products as we are unaware of any equivalent products offered by competitors. There are several competitors for NCI's other products. The NCI Business Centre(TM) a product competes with major branch automation solution providers.

If the technology of the financial industry changes, our products may become obsolete.

The market for software in general is characterized by rapid changes in computer and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. If, for example, the UNIX operating system were no longer a significant operating system, we would be adversely affected if we could not adapt TPII software products to whatever operating system becomes dominant. We believe that our future success, of which there can be no assurance, depends upon our success in enhancing the performance of our current TPII software products, such as the ability for TPII to handle higher volumes of card transactions and the adaptation of our software products to smart card technology, and developing new software products that address the increasingly complex needs of customers.

Our revenues may decline if our proprietary rights do not prevent others from using our technology.

We rely on a combination of trade secret and copyright laws, non-disclosure and other contractual and technical measures to protect our proprietary rights in our software products. There can be no assurance that these provisions will be adequate to protect such proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. If our proprietary rights do not prevent others from using our technology, then we may face additional competition, and our revenues may decline. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against us.

                               RECENT DEVELOPMENTS

We are presently conducting a private placement of our securities that commenced in August, 2000, and may be extended to December 2000. The placement includes units of our securities consisting of one share of a newly authorized convertible preferred stock and a warrant to purchase one share of common stock. An aggregate of 4,000,000 units are being offered at a price of $2.50 per unit or total of $10,000,000 if all the units are purchased. As of November 6, 2000, 663,994 units were purchased and we received gross proceeds of $1,659,985. We are required to issue warrants to the placement agent to acquire a number of units equal to 15% of the units sold pursuant to the offering.

In September, 2000, we issued 585,511 shares of our common stock to Per Olof Ezelius, one of our directors, and President and CEO of Network Controls International, Inc. The shares were issued as additional contingent consideration pursuant to the terms of a Plan and Merger Agreement dated January 30, 1998. The number of shares was in excess of the number of shares Mr. Ezelius would otherwise been entitled to receive. The consideration for such additional shares was the surrender by Mr. Ezelius of all rights to receive additional shares pursuant to the Plan and Merger Agreement and related agreements.

In July 2000, agreements with our executives were amended to eliminate substantial bonuses to these executives upon a change of control. The agreements, as amended, never the less, provide for payments if these executives elect to terminate their agreements upon a change of control or breach of agreement by the Company as well as termination by the Company without cause. In these circumstances the Company incurs a substantial obligation to the executives for its actions. These include payment to executives in a lump sum, without discount to present value, for the greater of the balance of the term or 24 months (a) the executive's annual salary or fees and (b) in the case of Messr. Hodge and Theobald their annual bonus shall be calculated at 80% and 40% of Messrs. Hodge and Theobald's salary for the twelve months prior to termination. Payments are to be grossed up to cover tax payments. All options and SARs granted or obligated to be granted will be accelerated and payments for the exercise price of the options shall be advanced by the Company.

                       WHERE YOU CAN FIND MORE INFORMATION

IFS has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, IFS files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by IFS at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. IFS' Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at "http//www.sec.gov." In addition, reports, proxy statements and other information concerning IFS may be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20549, on which the common stock is quoted.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of IFS, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

IFS incorporates by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     Annual Report on Form 10-KSB for the fiscal year ending April 30, 2000 Annual Report on Form 10-KSB/A for the fiscal year ending April 30, 2000
        Quarterly Report on Form 10-QSB for quarter ending July 31, 2000 Quarterly Report on Form 10-QSB/A for quarter ending July 31, 2000

You may request a copy of these filings, at no cost, by contacting the Company at:

                        IFS International Holdings, Inc.

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                             Attn.: Carmen Pascuito

                              Tel. No. 518-283-7900




                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the information incorporated by reference contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, the following:

o    Those  pertaining  to the  implementation  of our  growth  strategy;

o    Our projected capital expenditures.

These statements may be found in this prospectus and in the information incorporated by reference under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" of our Securities and Exchange Commission File. Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors including:

o    general economic conditions;

o    competitive market influences;

o the development of the capacity to accommodate additional and larger contracts;

o establishing the ability of TPII software products to process transactions for larger electronic funds transfer systems;

o continued acceptance of our software products by a significant number of new customers; o our continued relationship with computer manufacturers; and o acceptance of NCI Business Centre(TM)a by a significant number of new customers. o integration and success of acquisitions.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares hereby. Any proceeds received upon exercise of warrants will be utilized as working capital.

                              SELLING STOCKHOLDERS

On March 24, 2000 pursuant to a securities purchase agreement, the Shaar Fund, the selling stockholder, purchased 200,000 shares of our Series B 5% convertible preferred stock and warrants to purchase 200,000 shares of our common stock.
Proceeds from the sale were $1,960,000, net of $40,000 attributable to the expenses of the purchaser. Each share of the preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2000 (82% thereafter). The preferred shares automatically convert on March 23, 2003. The preferred stock is subject to a five (5%) percent annual dividend payable quarterly in cash or shares of our common stock. For further information concerning the terms of the preferred stock, see "Description of Securities".

The warrant is exercisable for a three year period at an exercise price of $5.44 per share. The warrant is subject to adjust upon stock dividend, stock split or dividend and reorganization and reclassification of securities. The price will be adjusted up or down and the number of shares will increase or decrease upon a split.

We are obligated to issue to a finder, J.P. Turner & Company, LLC, Capital Markets, a registered broker dealer, warrants to purchase 100,000 shares of common stock. The exercise prices are as follows: 33,333 shares at 135% of the closing price the day of closing, 33,333 at $8.75 per share, and 33,334 at $10.75 per share. We also paid $90,000 to the finder in connection with the transaction.

Under the terms of the securities purchase agreement, the Shaar Fund was granted a three year right of first refusal to participate in future offerings of our securities. The agreement also prohibits us from the issuing any other security with a floating conversion ratio without consent from the fund.

At the time we entered into the securities purchase agreement with Shaar Fund we also entered into a registration rights agreement with the fund. This agreement required us to register the resale by the fund of shares issued pursuant to the conversion of series B preferred shares or exercise of the warrants or declaration of dividends within 180 days of closing. The registration statement is to be at our expense. The registration statement, of which this prospectus is a part, is filed pursuant to this agreement.

                   Information Concerning Selling Stockholders

The following table contains information concerning the beneficial ownership of our common stock by the selling stockholder. The table also represents shares issuable upon conversion of the preferred stock at the current maximum price and upon exercise of warrants. The ultimate number of shares may be greater upon actual conversion or exercise.


                                     -----Before the Offering-----                -----After the Offering-----
----------------------------------- ------------------------------ -------------- -----------------------------
                                    Shares         Percent of      Shares         Shares         Percent of
Identity of                         Beneficially   Shares          Offered        Beneficially   Shares
Stockholder or Group                Owned          Outstanding                    Owned          Outstanding
----------------------------------- -------------- --------------- -------------- -------------- --------------
The Shaar Fund                      2,050,000      30%             2,050,000      None           -0-
----------------------------------- -------------- --------------- -------------- -------------- --------------

The Shaar Fund is a British Virgin Islands investment fund managed by Shaar Advisory Services N.V. Mr. Uri Wolfson has economic and voting control of the entity.


                              PLAN OF DISTRIBUTION

Sale of the shares may be made from time to time by the selling stockholder, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

o    on the over-the-counter market

o    on foreign securities exchange

o    in privately negotiated transactions or otherwise

o    in a combination of transactions at prices and terms then prevailing

o    at prices related to the then current market price

o    at privately negotiated prices

In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

o    an exchange distribution in accordance with the rules of such exchange;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

o face to face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares short and deliver the shares to close out such short positions. However, they may not do so for a short position created prior to the date of this prospectus because such a transaction may be deemed a sale of registered securities. The selling stockholders may also enter into option or other transactions with broker dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling stockholder may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder in amounts to be negotiated in connection with the sale.

These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Information as to whether underwriters who may be selected by the selling stockholder, or any other broker-dealer, is acting as principal or agent for the selling stockholder, the compensation to be received by underwriters who may be selected by the selling stockholder, or any broker-dealer, acting as principal or agent for the selling stockholder and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the shares from or through such dealer or broker.

The selling shareholder has executed an agreement pursuant to which he confirms the method of distribution set forth herein and agrees not to sell the shares if the registration statement is not current.

We have advised the selling stockholder that if at any time, he is engaged in a distribution of the shares he is required to comply with Regulation M promulgated under the Exchange Act. The selling shareholder has acknowledged such advice by separate agreement and agrees therein to comply with such regulation. In general, Regulation M precludes the selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                            DESCRIPTION OF SECURITIES

The following descriptions of our securities are qualified in all respects by reference to our certificate of incorporation and by-laws. Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

As of the date hereof, there were 4,875,325 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal, non-cumulative voting rights, and have no preference, exchange, preemptive or redemption rights.

Preferred Stock

We have authority to issue 25,000,000 shares of preferred stock. Our board of directors may issue the authorized preferred stock in one or more series and to fix the number of shares of each series of preferred stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by our stockholders. In March 2000 we authorized and issued 200,000 shares of Series B 5% Convertible Preferred Stock.

Series B Preferred Stock

The Company has authorized and issued 200,000 shares of its Series B preferred stock having the terms set forth below;

o Liquidation Preferences. Upon liquidation the Series B preferred stock has a preference of $11.50 per share plus the amount of accrued and unpaid dividends before any distributions to holders of junior securities. At the election of the holders of Series B preferred stock certain changes relating to us may be deemed to be a liquidation for the purposes of Series B preferred stock entitling the holder to receive an amounts equal to the liquidator preference. These changes include a merger in which we are not the survivor or a transaction in which 50% of the voting power of IFS is disposed of.

o Dividends. Each holder is entitled to receive a $.50 per annum dividend payable in quarterly installments as declared by the board of directors out of funds legally available thereof. We may issue shares at market value in lieu of a cash.

o Conversion. Each share of the preferred stock is convertible into shares of common stock calculated by dividing ten dollars ($10.00), by the lower of $5.44 or 90% of the then market value through March 23, 2001 (82% thereafter). If the Company's shares are not listed on NASDAQ then the shares are convertible at the lower of $5.44 or 65% of current market.

o Redemption. Provided our market price is $7.00 or greater we may redeem the Series B preferred stock at $6.00 per share until December 24, 2000 and thereafter at $6.25 per share plus accrued dividend.

o Voting rights. The holder of the Series B preferred stock have no rights except as otherwise provided by Delaware law or with respect to any matter which may adversely effect the rights of holder Series B preferred stock.

o Additional Rights. We may not issue any shares senior to the Series B preferred stock.


Series 2000-1 Preferred Stock

We have also recently authorized 6,500,000 shares of Series 2000-1 preferred stock. Upon liquidation, the Series 2000-1 preferred stock has a preference of $2.50 per share. This amount plus the liquidation preferences of the Series B Convertible preferred stock must be paid before any distributions to holders of junior securities.

If the assets of the Company upon liquidation are insufficient to pay the entire liquidation preference of the Series 2000-1 preferred stock and the Series B preferred stock then holders of Series 2000-1 preferred stock shall receive a pro-rata portion of the assets available for distribution in the same proportion as liquidation preference of the Series 2000-1 preferred stock bears to the aggregate liquidation preference of both series.

Each share of the Series 2000-1 preferred stock is convertible into a number of shares of our common stock as determined at each Closing based on the following conversion formula (i) $2.50 divided by (ii) the market closing price of the Company's common stock one day prior to each Closing, plus $.125, at any time, at the option of the holder, subject to a market closing price floor of $2.25 per share. For instance, if at a specific closing, the prior day's market closing price of the Company's common stock is $2.25, each share of the Series 2000-1 preferred stock would convert into 1.05 shares of common stock based on the following conversion formula: $2.50/($2.25 + $.125). Alternatively, if, at a specific closing, the prior day's market closing price of the Company's common stock is $2.75, each share of the Series 2000-1 preferred stock would convert into 0.87 shares of common stock based on the following conversion formula:
$2.50/($2.75 + $.125). The number of shares are subject to adjustment for fundamental corporate changes. The shares are not redeemable for the first three years after the Final Closing. Thereafter, they are redeemable at $2.50 per share upon 30 days notice during which period the shares may be convertible into shares of common stock.

The holder of the Series 2000-1 preferred stock have no voting rights except as otherwise provided by Delaware law or with respect to any matter which may adversely effect the rights of holder Series 2000-1 preferred stock. We may not issue any shares senior to the Series 2000-1 preferred stock. Dividends will be payable when, as and if declared by our Board of Directors, No dividends will accrue unless declared by our Board of Directors. The shares of Series 2000-1 preferred stock will be issued in sub-series. The only variation between the different sub-series will be the conversion price, as determined by the closing price at each Closing, as set forth above. For purposes of this Memorandum, Series 2000-1 preferred stock shall include all the sub-series.

Public Warrants

The following description of the warrants is qualified by reference to the warrant agreement, dated February 21, 1997, between IFS, American Stock Transfer & Trust Company and Duke & Company, a prior underwriter.

Each warrant entitles the registered holder to purchase one and thirty three hundredths (1.33) shares of common stock at a price of $6.25 per warrant (or $4.71 per share).

The warrants are redeemable by IFS, with the prior consent of Duke, at a price of $.10 per warrant, provided that the last sale price of the common stock, for a period of 20 consecutive days trading of the common stock ending not more than three days prior to the date of any redemption notice equals or exceeds at least $8.80 per share, subject to adjustment. The warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. Any notice of redemption will be mailed between thirty (30) days, and forty-five
(45) days prior to the redemption date. Since Duke is no longer in business, we have taken the position that the consent of Duke is no longer required. The warrants expire on February 20, 2002.

The exercise price of the warrants and the number of shares of common stock or other securities and property issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including stock dividends on, or a stock split, subdivision, combination or recapitalization of the common stock, and will also be subject to adjustment upon the sale or issuance of common stock or securities convertible into or exchangeable for common stock at less than $6.25 per 1.33 shares (or $4.71 per share), except in certain circumstances.

No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him or her, we will pay to that warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise

Delaware Law and Certain Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors. These rules do not apply if the transaction in which the stockholder became an interested stockholder receives prior approval by the Board of Directors or the holders of two-thirds of the outstanding shares of each class or series not owned by the interested stockholder.

Our Certificate of Incorporation and By-laws contain certain additional provisions which may have the effect of delaying or preventing a change in control of the Company. Such provisions include blank check preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval). Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock, other than the preferred stock, with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Transfer and Warrant Agent

The  transfer  agent of our  common  stock is  American  Stock  Transfer & Trust
Company.

                                  LEGAL MATTERS

Certain legal matters in connection with the securities offered will be passed upon for the Company by Parker Duryee Rosoff & Haft, New York, New York 10017.

                                     EXPERTS

Our consolidated financial statements, as of April 30, 2000, and for each of the two years then ended have been incorporated by reference in this document in reliance upon the report of Urbach Kahn & Werlin LLP, independent auditors, incorporated by reference in this document, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:

--------------------------------------------------------------------------------
SEC Registration Fee                                    $1,415.00
Printing expenses                                        3,500.00 **
Legal fees and expenses                                  7,000.00 **
Accounting fees and expenses                               500.00 **
Miscellaneous expenses                                     500.00 **
                                                     ----------------
TOTAL                                                  $12,915.00
                                                     ================
------------
** Estimated

Item 15. Indemnification of Directors and Officers.

Article NINTH of the Certificate of Incorporation of IFS International Holdings, Inc. ("Registrant") provides that no director shall have any personal liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit. Article TENTH of the Certificate of Incorporation of Registrant provides that Registrant shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, any and all persons whom it shall have power to indemnify under such section.

Item 16. Exhibits and Financial Statement Schedules.

              See Exhibit Index

Item 17. Undertakings.

              The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Troy, State of New York, on November 20, 2000.

                          IFS INTERNATIONAL HOLDINGS, INC.

                          By: /s/ David L. Hodge
                             ---------------------------------
                          David L. Hodge
                          President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John P. Singleton and David L. Hodge, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all mendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

     Signature                  Title                               Date

                            President and Chief Executive
                            Officer, Director (Principal
/s/ David L. Hodge          Executive Officer)                 November 20, 2000
---------------------
David L. Hodge

/s/ John P. Singleton       Chairman of the Board, Director    November 20, 2000
---------------------
John P. Singleton

/s/ Carmen A. Pascuito      Secretary                          November 20, 2000
---------------------
Carmen A. Pascuito

/s/ Simon J. Theobald       Director                           November 20, 2000
---------------------
Simon J. Theobald

Frank A. Pascuito           Director                           November 20, 2000
---------------------
Frank A. Pascuito

Per Olof Ezelius            Director                           November 20, 2000
---------------------
Per Olof Ezelius

DuWayne J. Peterson         Director                           November 20, 2000
---------------------
DuWayne J. Peterson

C. Rex Welton               Director                           November 20, 2000
---------------------
C. Rex Welton

EXHIBIT INDEX

                             Description of Exhibit

4.1  Certificate of Designation of the Series A Convertible preferred stock (2)

4.1b Certificate  of Amendment of  Certificate  of  Designation  of the Series A
     Convertible preferred stock (3)

4.3  Form of certificate evidencing Warrants (1)

4.4  Form of certificate evidencing shares of common stock (1)

4.5  Warrant Agreement between the Company and the Underwriter (2)

4.6 Form of Warrant Agreement between the Company and American Stock Transfer and Trust Company, as Warrant agent (1)

4.7 Debenture Investment Agreement, dated July 6, 1989, between the Company and New York State Science and Technology Foundation, and amendments thereto
     (1)

4.8 Loan Agreement, dated January 11, 1989, between the Company and North Greenbush Industrial Development Agency and amendments thereto (1)

4.9 Warrant Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (4)

4.10 Investment Banking Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (4)

4.11 Form of Convertible Promissory Note Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (4)

4.12 Form of Warrant Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (4)

4.13 Registration Rights Agreement,  dated July 2, 1999, between the Company and
     Gilston  Corporation,   Ltd.,   Manchester  Asset  Management,   Ltd.,  and
     Headwaters Capital. (4)

4.14 Note And Warrant Purchase Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (4)

4.15 Market Access Program Marketing Agreement, dated as of April 29, 1999, between the Company and Continental Capital & Equity Corporation. (4)

4.16 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P. (5)

4.17 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P. (5)

4.18 Warrant to purchase common stock dated as of February, 2000 between IFS International Holdings, Inc. and Commonwealth Associates, L.P. (5)

4.19 Securities   Purchase   Agreement   dated  March  23,   2000   between  IFS
     International Holdings, Inc. and the Shaar Fund. (5)

4.20 Warrant Agreement dated March 23, 2000 between IFS International Holdings, Inc. and the Shaar Fund. (5)

4.21 Registration   Rights   Agreement   dated  March  23,   2000   between  IFS
     International Holdings, Inc. and the Shaar Fund. (5)

5.1  Opinion of Parker Duryee Rosoff & Haft A Professional Corporation

23.1 Consent of Urbach Kahn & Werlin LLP

23.2 Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1)

1    Denotes  document  filed  as  an  exhibit  to  the  Company's  Registration
     Statement on Form SB-2 (File No. 333-11653) and incorporated herein by reference.

2 Denotes document filed as an exhibit to the Company's Quarterly Report on Form 10- QSB for the quarter ended January 31, 1997 and incorporated herein by reference.

3 Denotes document filed as an exhibit to the Company's Proxy Statement, dated February 1, 1999 and incorporated herein by reference.

4 Denotes documents filed as an exhibit to the Company's annual report on Form 10-KSB, for the year ended April 30, 1999 and incorporated herein by reference.

5 Denotes documents filed as an exhibit to the Company's annual report on Form 10-KSB, for the year ended April 30, 2000 and incorporated herein by reference.

                        IFS INTERNATIONAL HOLDINGS, INC.

                                2,050,000 Shares

                                  Common Stock

                                  -------------
                                   PROSPECTUS

                                  -------------

                                November 20, 2000

--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.